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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   AETNA INC.
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             (Exact Name of Registrant as Specified in Its Charter)

              PENNSYLVANIA                                 23-2229683
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(State of Incorporation or Organization)       (IRS Employer Identification no.)

   151 Farmington Avenue, Hartford, CT                       06156
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  (Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
333-54046

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of Each Class                      Name of Each Exchange on Which
   to be so Registered                      Each Class is to be Registered
   -------------------                      ------------------------------

8.5% Senior Notes due 2041                    THE NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: 8.5% Senior Notes due 2041 (the "Senior Notes") in the aggregate principal amount of $700,000,000. A description of the Senior Notes is set forth under the caption "Description of Debt Securities" and "Form of Debt Securities" in the prospectus included within Amendment No. 1 to the Registration Statement of Aetna Inc. (the "Registrant") on Form S-3 (Registration No. 333-54046) (the "Registration Statement") filed February 14, 2001 as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

         (A) Form of Amended and Restated Articles of Incorporation of Aetna Inc. (formerly Aetna U.S. Healthcare Inc.), incorporated herein by reference to
Exhibit 3.1 to Amendment No. 2 to Aetna Inc.'s Registration Statement on Form 10 filed on December 1, 2000.

         (B) Form of Amended and Restated By-laws of Aetna Inc., incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to Aetna Inc.'s Registration Statement on Form 10 filed on December 1, 2000.

          (C) Form of Aetna Inc. Common Share certificate, incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to Aetna Inc.'s Registration Statement on Form 10 filed on December 1, 2000.

         (D) Form of Rights Agreement between Aetna Inc. and EquiServe Trust Company, N.A., as Rights Agent, incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to Aetna Inc.'s Registration Statement on Form 10 filed on December 1, 2000.

         (E) Form of Senior Indenture between Aetna Inc. and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.1 to the Aetna Inc.'s Registration Statement on Form S-3 (Registration No. 333-54046) filed with the Commission on January 19, 2001.

         (F) Form of 8.5% Senior Notes due 2041.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        AETNA INC.
                                        (Registrant)


Date: June 18, 2001                     By:  /s/ Alfred P. Quirk, Jr.
                                          -------------------------------------
                                            Name:  Alfred P. Quirk, Jr.
                                            Title: Vice President, Finance and
                                                       Treasurer

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